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                                                                   EXHIBIT 10.43



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                                CREDIT AGREEMENT


                                     BETWEEN


                             BTU INTERNATIONAL, INC.


                                       AND


                                     USTRUST



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                          DATED AS OF SEPTEMBER 5, 1997



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CREDIT AGREEMENT..............................................................1

ARTICLE 1. -  DEFINITIONS.....................................................1

1.1. DEFINED TERMS............................................................1
1.2. ACCOUNTING AND BANKING TERMS.............................................1

ARTICLE 2. - LOANS AND LETTERS OF CREDIT......................................1

2.1. REVOLVING CREDIT COMMITMENT..............................................1
2.2. PROCEDURE FOR REVOLVING CREDIT BORROWINGS................................1
2.3. INTEREST ON REVOLVING CREDIT LOANS.......................................2
2.4. PREPAYMENT OF EURODOLLAR LOANS...........................................3
2.5. MANDATORY PREPAYMENT.....................................................4
2.6. REVOLVING CREDIT NOTE....................................................4
2.7. REVOLVING CREDIT LOAN PROCEEDS...........................................4
2.8. LETTERS OF CREDIT........................................................4
2.9. CALCULATION OF INTEREST..................................................5
2.10. DEFAULT RATE............................................................5
2.11. INTEREST LIMITATION.....................................................5
2.12. LATE PAYMENT CHARGE.....................................................6
2.13. PAYMENTS................................................................6
2.14. TERMINATION OF CREDIT COMMITMENTS.......................................6
2.15. COMMITMENT FEE..........................................................6

ARTICLE 3. - REPRESENTATIONS AND WARRANTIES...................................6

3.1. FINANCIAL CONDITION......................................................7
3.2. NO CHANGE................................................................7
3.3. ORGANIZATION, EXISTENCE, GOOD STANDING...................................7
3.4. SUBSIDIARIES; CAPITALIZATION.............................................7
3.5. POWER AND AUTHORITY......................................................7
3.6. LEGAL, VALID, BINDING OBLIGATION.........................................8
3.7. CONSENTS.................................................................8
3.8. NO LEGAL BAR.............................................................8
3.9. NO LITIGATION............................................................8
3.10. NO DEFAULT..............................................................8
3.11. ASSETS, NO LIENS; INTELLECTUAL PROPERTY.................................9
3.12. NO BURDENSOME RESTRICTIONS..............................................9
3.13. TAXES...................................................................9
3.14. REGULATION U, ETC.......................................................9
3.15. ERISA...................................................................9
3.16. INVESTMENT COMPANY ACT, ETC............................................10
3.17. INDEBTEDNESS...........................................................10
3.18. CONTINGENT LIABILITIES.................................................10
3.19. CHIEF PLACE OF BUSINESS................................................10
3.20. LAWS INCLUDING ENVIRONMENTAL AND SAFETY MATTERS........................10
3.21. NEGATIVE PLEDGES.......................................................11
3.22. FULL DISCLOSURE........................................................11

ARTICLE 4. - AFFIRMATIVE COVENANTS...........................................11

4.1. FINANCIAL STATEMENTS AND OTHER DOCUMENTS................................11
4.2. EXISTENCE; COMPLIANCE WITH LAWS; ETC....................................12
4.3. MAINTAIN PROPERTY.......................................................12
4.4. INSURANCE...............................................................13
4.5. RECORDKEEPING; RIGHTS OF INSPECTION.....................................13


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4.6. NOTICE OF MATERIAL EVENTS...............................................13
4.7. DEPOSIT ACCOUNTS........................................................14
4.8. NOTICE OF ACQUISITIONS..................................................14

ARTICLE 5. - NEGATIVE COVENANTS..............................................14

5.1. INDEBTEDNESS............................................................14
5.2. CONTINGENT LIABILITIES..................................................15
5.3. LIMITATION ON LIENS.....................................................15
5.4. PROHIBITION OF FUNDAMENTAL CHANGES......................................16
5.5. FINANCIAL MEASUREMENTS..................................................17
5.6. TRANSACTIONS WITH AFFILIATES............................................17
5.7. NEGATIVE PLEDGE.........................................................17

ARTICLE 6. - CONDITIONS PRECEDENT............................................17

6.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT...............................17

LOAN DOCUMENTS:..............................................................18

CORPORATE DOCUMENTS:.........................................................18

MISCELLANEOUS DOCUMENTS:.....................................................18

6.2. CONDITIONS OF ALL REVOLVING CREDIT LOANS AND LETTERS OF CREDIT..........19

ARTICLE 7. - EVENTS OF DEFAULT...............................................20

7.1. EVENTS OF DEFAULT.......................................................20
7.2. LENDER'S REMEDIES.......................................................22
7.3. CROSS DEFAULT...........................................................22
7.4. SETOFF..................................................................22

ARTICLE 8. - MISCELLANEOUS...................................................23

8.1. NOTICES.................................................................23
8.2. NO WAIVER OF RIGHTS.....................................................24
8.3. CUMULATIVE REMEDIES.....................................................24
8.4. SUCCESSORS..............................................................24
8.5. GOVERNING LAW...........................................................24
8.6. SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.....................24
8.7. COMPLETE AGREEMENT, AMENDMENTS..........................................25
8.8. EXPENSES................................................................25
8.9. INDEMNIFICATION.........................................................25
8.10. CHANGE IN LAWS.........................................................26
8.11. SURVIVAL OF AGREEMENTS.................................................26
8.12. SEVERABILITY...........................................................26
8.13. DESCRIPTIVE HEADINGS...................................................26
8.14. COUNTERPARTS...........................................................26

SCHEDULE I....................................................................1



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                                CREDIT AGREEMENT

         CREDIT AGREEMENT dated as of September 5, 1997 between BTU International, Inc., a Delaware corporation ("Borrower"), and USTRUST, a Massachusetts trust company ("Lender").

         WHEREAS, Borrower has requested that Lender provide it with a revolving line of credit;

         WHEREAS, Lender is willing, on the terms and subject to the conditions in this Agreement, to make the revolving line of credit available to Borrower;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows.

                            ARTICLE 1. - DEFINITIONS

         1.1. DEFINED TERMS. The capitalized terms, as used in this Agreement, shall have the meanings as set forth on Schedule I hereto.

         1.2. ACCOUNTING AND BANKING TERMS. All accounting and banking terms not specifically defined herein shall be construed, in the case of accounting terms, in accordance with GAAP consistently applied and, in the case of banking terms, in accordance with general practice among commercial banks in Boston, Massachusetts.

                ARTICLE 2. - LOANS AND STANDBY LETTERS OF CREDIT

         2.1. REVOLVING CREDIT COMMITMENT. Subject to the terms and conditions hereof, Lender agrees to make Revolving Credit Loans to Borrower from time to time during the Commitment Period, provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans plus the face amount of all outstanding Letters of Credit does not exceed the Revolving Credit Limit. The Revolving Credit Loans may be repaid by Borrower at any time, without penalty or premium (except as provided in Section 2.4(a)) and reborrowed only during the Commitment Period, and shall be due and payable on the Termination Date.

         2.2. PROCEDURE FOR REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions hereof, Borrower may borrow under the Revolving Credit Commitment during the Revolving Credit Commitment Period on any Business Day. Borrower may request Revolving Credit Loans, from time to time, by submitting irrevocable Loan requests in such form and manner as Lender may require or permit (including, without limitation, telephone requests), specifying the amount to be borrowed, whether the borrowing will be at the Base Rate or the Eurodollar Rate, the Interest Period, if a Eurodollar Loan is requested, the requested Borrowing Date, the manner in which Borrower would like the proceeds of such Loan disbursed and a certification that the Borrower is in compliance with this Loan Agreement immediately before and after giving effect to the making of such Loan. If such Revolving Credit Loan request is for a Base Rate Revolving Credit Loan and is properly made and received by Lender prior to 12:00 noon (Eastern Time) on a Business



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Day, requesting a Revolving Credit Loan on that Business Day, Lender shall make such Revolving Credit Loan on the same Business Day. If, however, such Revolving Credit Loan request is received by Lender after 12:00 noon (Eastern Time) on a Business Day, Lender shall make the Revolving Credit Loan not later than the next Business Day. Revolving Credit Loans bearing interest at the Eurodollar Rate will be made on the second Business Day following receipt of the borrowing request by Lender. Lender may require telephone requests to be confirmed promptly in writing and Borrower shall indemnify and hold Lender harmless for any action, including the making of any advance or any loss or expenses taken or incurred by Lender in reliance upon any such telephone request. Each borrowing pursuant to the Revolving Credit Commitment shall be in the amount not less than $25,000 provided that in any event any such borrowing, together with the aggregate principal amount of the Revolving Credit Loans and Letters of Credit then outstanding, shall not exceed the Revolving Credit Limit. Except as otherwise requested, the proceeds of all Revolving Credit Loans will be made available to Borrower by Lender by crediting Borrower's deposit account with Lender or such other account of Borrower at Lender as Borrower may specify.

         2.3.     INTEREST ON REVOLVING CREDIT LOANS.

         (a) INTEREST RATE. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan outstanding at any time, and from time to time, for the period from the Borrowing Date at a fluctuating rate per annum equal to one of the following rates as elected by Borrower: (i) the Base Rate, or (ii) the Eurodollar Rate.

         (b) EURODOLLAR LOAN NOTICE. To borrow at the Eurodollar Rate, the Borrower must submit a Eurodollar Loan Notice to Lender prior to 11:00 a.m. (Eastern Time) on a Business Day at least two (2) Business Days prior to the commencement of the Interest Period for such Eurodollar Rate borrowing. Each Eurodollar Loan shall be for an Interest Period of one (1), two (2), three (3), six (6) or twelve (12) calendar months and shall, upon expiration of the Interest Period applicable to such Eurodollar Loan, be continued as a Base Rate Revolving Credit Loan unless Borrower shall have timely provided a Eurodollar Loan Notice prior to the expiration of such Interest Period. All Eurodollar Loans shall be subject to prepayment only as provided in Section 2.4.

         (c) CONVERSION OF REVOLVING CREDIT LOANS. Provided that no Event of Default has occurred and is continuing the Borrower may, on any Business Day, convert any outstanding Base Rate Revolving Credit Loan to a Eurodollar Loan in the same aggregate principal amount and convert a Eurodollar Loan to a Base Rate Revolving Credit Loan only on the last Business Day of the then current Interest Period applicable to such Eurodollar Loan. If the Borrower desires to convert a Revolving Credit Loan, it shall give the Lender not less than two (2) Business Days' prior written notice, specifying the date of such conversion and the amount to be converted and if the conversion is from a Base Rate Revolving Credit Loan to a Eurodollar Loan, the duration of the first Interest Period therefor.



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         PAYMENT OF INTEREST. Interest on all Revolving Credit Loans shall be payable in arrears on the first (1st) Business Day of each month commencing on the first such day to occur after the date of this Agreement, and monthly thereafter until the Revolving Credit Loans are fully paid.

         2.4. PREPAYMENT OF EURODOLLAR LOANS. (a) MAKE-WHOLE PAYMENTS. The Borrower shall pay to Lender on demand such amount or amounts as shall, in the conclusive judgment of Lender (in the absence of manifest error), compensate Lender for any loss, cost or expense sustained or incurred by the Lender as a result of (i) any payment or prepayment of any Eurodollar Loan required or permitted under this Agreement, if such Eurodollar Loan is prepaid other than on the last day of the Interest Period for such Eurodollar Loan, (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any Eurodollar Loan to a Base Rate Revolving Credit Loan on a date other than the last day of the applicable Interest Period, or (iii) in the event that after the Borrower delivers a Eurodollar Loan Notice under Section 2.3(b) in respect of a Eurodollar Loan, such Eurodollar Loan is not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by the Lender of its obligations hereunder. Such amounts payable by Borrower shall compensate Lender for any loss or expense incurred or sustained by Lender including, without limitation, any interest or other amounts payable by the Lender to other financial institutions in order to make or maintain such Eurodollar Loan. In the event any such amount is payable by Borrower, the Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount due as determined by the Lender, which certificate shall be conclusive and binding on Borrower, absent manifest error.

         (b) LIMITATIONS ON EURODOLLAR LOANS. (i) In the event the Lender determines that by reason of circumstances affecting the inter-bank Eurodollar market, adequate and reasonable means do not exist for determining the LIBOR Rate or Eurodollar deposits in the relevant amount and for the relevant maturity are not available to Lender in the inter-bank Eurodollar market, with respect to a proposed Eurodollar Loan, Lender shall give the Borrower prompt notice of such determination. If such notice is given, then (A) any requested Eurodollar Loan shall be made as a Base Rate Revolving Credit Loan, unless the Borrower gives Lender one Business Day's prior written notice that its request for such borrowing is cancelled; (B) any Revolving Credit Loan which was to have been converted to a Eurodollar Loan shall be continued as a Base Rate Revolving Credit Loan; and (C) any outstanding Eurodollar Loan shall, upon the expiration of the applicable Interest Period, be converted to a Base Rate Revolving Credit Loan. Until such notice has been withdrawn, Lender shall have no obligation to make Eurodollar Loans or maintain outstanding Eurodollar Loans and the Borrower shall not have the right to convert Base Rate Revolving Credit Loans to Eurodollar Loans.

                  (ii) Notwithstanding any other provisions of this Agreement, if, after the date of this Agreement, any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain any Eurodollar Loans, the obligation of Lender hereunder to make or maintain such Eurodollar Loans shall forthwith be suspended for the duration of such illegality and the Borrower shall, if any Eurodollar Loan is outstanding promptly, upon request from Lender, prepay such advance or convert such Eurodollar Loan to a Base Rate Revolving Credit Loan. If any such payment is



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made on a day that is not the last Business Day of the then current Interest
Period applicable to such Eurodollar Loan, the Borrower shall pay Lender, upon Lender's request, the amounts required under Section 2.4(a).

         2.5. MANDATORY PREPAYMENT. If at any time the aggregate unpaid principal amount of the Revolving Credit Loans and Letters of Credit exceeds the amount of the Revolving Credit Limit, Borrower shall immediately prepay, without premium or penalty (except for any amount due under Section 2.4(a)), an amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of prepayment.

         2.6. REVOLVING CREDIT NOTE. The Revolving Credit Loans shall be evidenced by the Revolving Credit Note. Lender shall maintain records of each
(i) Revolving Credit Loan and (ii) payment or prepayment of principal and shall furnish periodic reports to Borrower showing the outstanding principal balance of the Revolving Credit Loans. The Lender's records shall constitute PRIMA FACIE evidence of the accuracy of the information recorded therein and in the event that Borrower fails to object, within thirty (30) days of receipt of Lender's periodic reports to Borrower with respect to Revolving Credit Loans, the information in such reports shall be conclusive and binding as against Borrower; PROVIDED, HOWEVER, that any failure by Lender to maintain such records or furnish such reports shall not affect the obligations of Borrower under the Revolving Credit Note or this Agreement.

         2.7. REVOLVING CREDIT LOAN PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loans for its working capital purposes, to support Letters of Credit, for the acquisition of equipment and other assets to be used in its business and for the acquisition of substantially all of the assets or capital stock of another Person or Persons pursuant to an Authorized Acquisition.

         2.8.     LETTERS OF CREDIT.

                  (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower and upon Borrower submitting a completed application therefore and other documents required by Lender, Lender agrees to provide Letters of Credit for the account of Borrower containing terms and conditions acceptable to Lender. Any payments made by Lender in connection with the Letters of Credit shall constitute additional Base Rate Revolving Credit Loans to Borrower pursuant to
         Section 2.1.

                  (b) Borrower shall pay to Lender a fee equal to five eighths of one percent (5/8 of 1.0%) per annum on the face amount of all Letters of Credit issued by Lender, which fee shall be paid in full upon issuance of each such Letter of Credit and on the anniversary of each such issuance. Borrower shall also pay to Lender on demand all opening, amendment, drawing and other administrative fees charged by Lender from time to time on Letters of Credit.

                  (c) The amount of all outstanding Letters of Credit and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any


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         time exceed the Revolving Credit Line less the outstanding principal balance of all then outstanding Revolving Credit Loans.

                  (d) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letters of Credit and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any beneficiary or correspondent with respect to any Letters of Credit. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letters of Credit. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, state and local taxes, duties and levies relating to any Letters of Credit or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any correspondent or otherwise with respect to or relating to any Letters of Credit. The provisions of this Section 2.8(d) shall survive the payment of Obligations and the termination of this Agreement.

                  (e) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Borrower shall be bound by any interpretation made in good faith by Lender, or any correspondent under or in connection with any Letters of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower.

         2.9. CALCULATION OF INTEREST. Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed, from and including the date of such Loan to but excluding the date of any repayment. Any change in rate resulting from a change in the Base Rate shall become effective as of the day on which such change in the Base Rate becomes effective.

         2.10. DEFAULT RATE. Notwithstanding anything to the contrary contained herein, after maturity (whether at the stated maturity, upon an Event of Default or otherwise), interest shall be payable on the unpaid principal balance and on all other obligations of the Borrower to the Lender at a rate that is two percent (2%) in excess of the rate that is otherwise payable, until fully paid. If the maturity is a result of an Event of Default, the interest rate shall revert to the pre-default rate on the first Business Day after such Event of Default is cured to the satisfaction of the Lender, provided that no other Event of Default or event or change having a Material Adverse Effect has occurred.

         2.11. INTEREST LIMITATION. No provision of this Agreement or the Notes shall require the payment, or permit the collection, of interest in excess of the highest rate permitted by applicable law. To the extent that any interest received by Lender exceeds the maximum amount permitted, such payment shall be credited to unpaid principal, PROVIDED, however, that any excess amount remaining after full payment of principal shall be refunded to Borrower.

         2.12. LATE PAYMENT CHARGE. Any payment of principal or interest not paid within fifteen (15) days after the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount overdue.



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         2.13.    PAYMENTS. All payments (including prepayments) made by
Borrower hereunder or under the Revolving Credit Note shall be made in immediately available funds not later than 1:00 p.m., (Eastern time), on the due date at Lender's office located at 40 Court Street, Boston, Massachusetts 02108 (or at such other office as Lender may specify to Borrower in writing). If any payment becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. All payments shall be made without setoff or counterclaim and free and clear of, and without deduction for, any charge of any kind. All payments received by Lender after 1:00 p.m. on any Business Day shall not be deemed received until the next Business Day. On the date any payment of principal or interest is due on account of the Loans, Lender may, but shall not be obligated to, effect payment by debiting Borrower's deposit accounts with Lender in an amount equal to all or any portion of such payment due.

         2.14. TERMINATION OF CREDIT COMMITMENTS. The Revolving Credit Commitment and Letter of Credit Commitment are coterminous and may not be terminated separately by the Borrower. To terminate the Credit Commitments, Borrower shall give Lender not less than five (5) Business Days prior written notice and on the termination date prepay in full all Loans together with accrued interest, fees, and charges thereon to the date of prepayment and either cause the return of the outstanding Letters of Credit to the Lender or furnish cash collateral to the Lender in amount deemed sufficient by Lender to pay all liabilities relating to all outstanding Letters of Credit in full. The Credit Commitments may be terminated by Lender during the existence of an Event of Default or automatically as set forth in Article 7.

         2.15. COMMITMENT FEE. Borrower agrees to pay to Lender for the first year of the Commitment Period a commitment fee equal to one eighth of one percent (1/8%) of $6,000,000 ($7,500 at closing), which shall be due and payable and fully earned on the date hereof. On each anniversary of the date hereof, Borrower shall pay to the Lender a commitment fee equal to one eighth of one percent (1/8%) of $6,000,000 plus one sixteenth of one percent (1/16%) of $8,000,000, which shall be due and payable and fully earned on each anniversary of the date hereof while this Agreement is in effect.

                   ARTICLE 3. - REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make the Revolving Credit Loans and to issue Letters of Credit, Borrower represents and warrants to Lender, except as otherwise set forth in the disclosure schedule attached hereto and made a part hereof (the "Disclosure Schedule"), that:

         3.1.     FINANCIAL CONDITION.

                  (a) The Financial Statements previously delivered to Lender and attached to the Disclosure Schedule present fairly the financial position of Borrower and its Subsidiaries on a consolidated basis as of the dates thereof and its and their results of operations, shareholders'


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

equity and cash flows for the periods then ended. All Financial Statements and information, including any related schedules and notes, and any other financial information or statements furnished in accordance herewith, have been prepared in accordance with GAAP, except as otherwise disclosed therein, subject only in the case of unaudited interim Financial Statements to normal year-end audit adjustments and the absence of footnotes. In the case of each Revolving Credit Loan and Letter of Credit, the representations and warranties in this Section shall be deemed to have been made in respect of the then most recent Financial Statements of Borrower furnished to Lender.

                (b) The Borrower is Solvent.

        3.2. NO CHANGE. There has been no Material Adverse Change since the Financial Statements dated as of December 31, 1996.

        3.3. ORGANIZATION, EXISTENCE, GOOD STANDING. Borrower (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, (ii) has obtained all licenses, permits, approvals and consents and has filed all registrations necessary for the lawful operation of its business, (iii) has the corporate power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged, and (iv) is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Disclosure Schedule lists all states where Borrower is qualified or authorized as a foreign corporation.

        3.4. SUBSIDIARIES; CAPITALIZATION. Except as set forth on the Disclosure Schedule, Borrower has no Subsidiaries or Investments in any other Person on the Initial Borrowing Date. The authorized capitalization and the number of shares of each class of capital stock issued and outstanding of Borrower as of August 7, 1997 is set forth in the Borrower's Form 10-Q for the quarter ended June 29, 1997, a true and correct copy of which has been delivered to Lender. All outstanding shares of Borrower's stock have been duly authorized, validly issued, and are fully paid and non-assessable.

        3.5. POWER AND AUTHORITY. Borrower has (i) full corporate power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to borrow hereunder, (ii) taken all necessary actions to authorize the execution, delivery and performance by it of each Loan Document to which it is a party and to authorize its borrowings hereunder, and (iii) caused to be duly executed and delivered on behalf of the Borrower each of the Loan Documents to which Borrower is a party.

        3.6. LEGAL, VALID, BINDING OBLIGATION. Each of the Loan Documents and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, constitutes the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.



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

        3.7. CONSENTS. No consent, permit, license, approval or authorization of, or registration, declaration or filing with or notice to, any governmental authority, bureau or agency or any other Person is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability against Borrower, of any Loan Document to which it is a party, except for the consents and approvals set forth on the Disclosure Schedule and which have been obtained.

        3.8. NO LEGAL BAR. The execution, delivery and performance by Borrower of the Loan Documents, and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, does not and will not conflict with or cause a breach of any provision of any existing law, rule or regulation, order, judgment, award or decree of any court, arbitrator or governmental authority, bureau or agency, or of the charter documents or Bylaws of, or any security issued by, Borrower or of any material mortgage, deed or trust, indenture, lease, contract or other agreement or undertaking to which Borrower is a party or by which any of its properties may be bound, and will not result in the creation or imposition of any Lien on any of its revenues or properties.

        3.9. NO LITIGATION. Except as set forth on the Disclosure Schedule, no litigation, investigation or other proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of Borrower, threatened against Borrower or its properties or revenues or Borrower's Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

        3.10. NO DEFAULT. Neither Borrower nor any of its Subsidiaries is in default in any respect, which could reasonably be expected to have a Material Adverse Effect, in the payment or performance of any of its obligations for monies borrowed or under any mortgage, deed of trust, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its property may be bound or affected including, without limitation, under the Hancock Mortgage Documents and no Default or Event of Default has occurred and is continuing. Neither Borrower nor any of its Subsidiaries is in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its property may be bound or affected, and no such order, award or decree has or could reasonably be expected to have a Material Adverse Effect.

        3.11. ASSETS, NO LIENS; INTELLECTUAL PROPERTY. Borrower has good and marketable title to, or valid leasehold interest in, all of its real property and good title to all its personal property, including assets carried on its books and reflected in the Financial Statements, subject to no Liens except for
(i) Liens described in the Disclosure Schedule and permitted under Section 5.3(f) hereof, and (ii) assets sold or otherwise disposed of in the ordinary course of its business. Borrower owns or licenses all Intellectual Property necessary for the conduct of its business and no claims, suit or proceedings are pending or threatened which would reasonably be expected to impair in any material respect Borrower's rights in any such Intellectual Property.

        3.12. NO BURDENSOME RESTRICTIONS. Neither Borrower nor any of its Subsidiaries is a party to or bound by any contract, agreement or instrument or subject to any corporate restriction

(including any restriction set forth in its Articles of Organization or Bylaws) that would have a Material Adverse Effect.

        3.13. TAXES. All federal, state, local and other tax reports and returns which are required to be filed by Borrower have been filed, except where extensions have been properly obtained, and Borrower has paid or made adequate provision for all taxes, interest and penalties shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on its or any of its property by any governmental authority, including, without limitation, all payroll withholding taxes, have been paid and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges.

        3.14. REGULATION U, ETC. Neither Borrower nor any of its Subsidiaries is engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulations U, T, G or X of the Board of Governors of the Federal Reserve System and any successors thereto as now and from time to time hereafter in effect), and no part of the proceeds of any Loan hereunder will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G of the Federal Reserve Board.

        3.15. ERISA. The Borrower, all Commonly Controlled Entities, and all their Plans are and have been in substantial compliance with the provisions of ERISA, the qualification requirements of IRC Section 401(a), and the published interpretations thereunder. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under
Section 4041(e) of ERISA which resulted in substantial liability to Borrower or any of its Commonly Controlled Entities. The PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. Neither Borrower nor any Commonly Controlled Entities would be liable for any amount pursuant to Sections 4063 or 4064 of ERISA if all Plans terminated as of the most recent valuation dates of such Plans. Neither Borrower nor any Commonly Controlled Entities have: withdrawn from a Multiemployer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; or failed to make a payment to a Plan required under Section 302(f)(1) of ERISA such that security would have to be provided pursuant to Section 307 of ERISA. No lien upon the assets of Borrower has arisen with respect to a Plan. To the best knowledge of Borrower, no prohibited transaction or Reportable Event has occurred with respect to a Plan. Borrower and each Commonly Controlled Entities have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

        3.16. INVESTMENT COMPANY ACT, ETC. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, or a company "controlled" (within the meaning of such Investment Company Act) by such an "investment company". Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or to any other federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. Borrower is in all material respects in compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended.

        3.17. INDEBTEDNESS. Borrower and its Subsidiaries have no Indebtedness of any type except Indebtedness incurred under this Agreement and that which is permitted under Section 5.1 of this Agreement.

        3.18. CONTINGENT LIABILITIES. Except as set forth in the notes to the Financial Statements, Borrower and its Subsidiaries have no material Contingent Liabilities.

        3.19. CHIEF PLACE OF BUSINESS. As of the date hereof the chief executive office of Borrower is located at 23 Esquire Road, North Billerica, Massachusetts.

        3.20. LAWS INCLUDING ENVIRONMENTAL AND SAFETY MATTERS. Borrower and its Subsidiaries are in compliance in all material respects with all laws, rules and regulations, orders of court or other governmental bodies, applicable to it including, without limitation, all environmental, health and safety statutes and regulations and specifically the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Clean Air Act, the requirements and regulations of the Nuclear Regulatory Commission, and the Federal Occupational Safety and Health Act. Borrower is not subject to any judicial or administrative proceedings alleging the violation of any applicable law or regulation which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, Borrower is not the subject of any federal, state or local investigation regarding, among other matters, the release of any Hazardous Material into the environment, the results of which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, Borrower has not filed any notice under any applicable law indicating past or present treatment, storage, disposal, generation, transportation or reporting a spill or release into the environment of any Hazardous Material which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, Borrower has not placed or disposed of, used, generated or transported any Hazardous Material in violation of any applicable law or regulation, upon or over any real property owned or leased by Borrower and Borrower has no knowledge of such Hazardous Material on such real property.

        3.21. NEGATIVE PLEDGES. Except as set forth in the Disclosure Schedule or pursuant to the Liens permitted under Section 5.3(e) relating to the assets subject to such Liens, neither Borrower nor any of its Subsidiaries is a party to or bound by any agreement, indenture, or other instrument which prohibits the creation, incurrence or allowance to exist of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or conveyance upon any of Borrower's property.

        3.22. FULL DISCLOSURE. The Financial Statements referred to in Section 3.1, the Disclosure Schedule, nor any of the Loan Documents or any list, certificate, written statement, instrument, paper or other information furnished by Borrower to Lender in connection with the Loan Documents, taken as whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein and herein, in light of the circumstances in which they are made, not misleading.

                       ARTICLE 4. - AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that so long as the Revolving Credit Commitment and Letter of Credit Commitment remain in effect, the Revolving Credit Note remains outstanding and unpaid, in whole or in part, or any other amount is owing to Lender hereunder:

        4.1. FINANCIAL STATEMENTS AND OTHER DOCUMENTS. Borrower shall furnish or cause to be furnished to Lender:

                (a) ANNUAL STATEMENTS. As soon as available, but in any event not later than one hundred twenty (120) days after the last day of each fiscal year of Borrower, audited Financial Statements of Borrower for such fiscal year, as prepared by the Borrower's independent accounting firm, together with the audit report of such independent accounting firm which shall not be qualified in any manner (except for a qualification for a change in accounting principles in which the accounting firm concurs) together with a copy of the Borrower's operating statement budget for its next fiscal year;

                (b) QUARTERLY STATEMENTS. As soon as available, but in any event not later than sixty (60) days after the last day of each of the first three fiscal quarters of each fiscal year of Borrower, Financial Statements internally prepared by management of Borrower for such quarter and a Compliance Certificate as of the end of such fiscal quarter;

                (c) MANAGEMENT LETTER. As soon as available, but in any event not later than one hundred fifty (150) days after the last day of each fiscal year of Borrower, copies of any written recommendations concerning the management, finances, financial controls, or operations of Borrower received from Borrower's independent public accountants;

                (d) SEC REPORTS. Promptly after sending or filing thereof with the Securities and Exchange Commission ("SEC"), true and complete copies of all reports, registration statements, proxy statements, notices and other documents filed or sent to the SEC, any national securities exchange, or the National Association of Securities Dealers, Inc.; and

                (e) OTHER INFORMATION. Such other financial and other information concerning the affairs of Borrower as Lender may from time to time reasonably request.

        4.2.    EXISTENCE; COMPLIANCE WITH LAWS; ETC.  Borrower shall:

                (a) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence and all franchises, licenses and permits material to the proper conduct of its business;

                (b) COMPLIANCE WITH APPLICABLE LAWS. Comply and cause its Subsidiaries to comply with all applicable laws and duly observe all valid requirements of governmental authorities the breach of which could reasonably be expected to have a Material Adverse Effect, except when contested with due diligence, in good faith and in proper proceedings. Without limitation of the foregoing, Borrower shall file or cause to be filed all tax returns and reports which are required by law to be filed by it, and pay and discharge, or cause to be paid and discharged, when due, all taxes, assessments and other governmental charges and levies imposed upon it or any of its property or any part thereof, or upon the income or profits therefrom, including, without limitation, payroll withholding taxes, as well as all claims for labor, materials or supplies which, if unpaid, might become a Lien upon any of its property (unless and to the extent only that any such item is being contested in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto in conformity with GAAP). Borrower shall also pay all of its other Indebtedness and obligations promptly and in accordance with normal terms and trade practices.

        4.3. MAINTAIN PROPERTY. Borrower shall keep and maintain all property useful and necessary in its business in good operating condition and repair, ordinary wear and tear excepted; PROVIDED, HOWEVER, that nothing in this Section shall prohibit any sale or other disposition of property by Borrower otherwise permitted hereunder or under the Loan Documents.

        4.4. INSURANCE. Borrower shall keep adequately insured by financially sound and responsible insurers (a) all property owned or leased by it and all property of an insurable nature, such insurance to be in at least such amounts and covering loss or damage from at least such risks and hazards (including, without limitation, business interruption insurance and use and occupancy insurance) as are usually insured against in the same geographic areas by companies engaged in similar businesses and reasonably acceptable to Lender, and
(b) all liabilities of Borrower for damage to property, death or bodily injury, including without limitation product liability insurance, insurance required under all applicable workmen's compensation laws, and insurance for such liabilities resulting from, caused by or arising out of any product sold by any predecessor of Borrower or by Borrower, all such insurance to be in at least such amounts as are usually insurance against by companies engaged in the same or similar businesses and reasonably acceptable to Lender.

        4.5. RECORDKEEPING; RIGHTS OF INSPECTION. Borrower shall (i) keep proper books of record and account in which full, true and correct entries, in conformity with GAAP, are made of all dealings and transactions in relation to its property, business and activities; (ii) permit Persons authorized by Lender to visit and inspect its property, to inspect its books of record and account and to make photocopies thereof, to review its accounts and to discuss the affairs, finances and accounts of Borrower with its officers and independent public accountants, all upon reasonable notice and at such times during normal business hours and as often as Lender may reasonably request; and (iii) permit Lender to perform field examinations and audits of such books and records of account. Prior to an Event of Default hereunder, Borrower shall pay not more than $1500 per year for field examinations and audits conducted by Lender each year. Upon and during the continuance of an Event of Default hereunder, Borrower shall pay all of Lender's reasonable expenses for each such field examination and audit, without regard to the foregoing limit.

        4.6. NOTICE OF MATERIAL EVENTS. Borrower will, promptly upon any officer of Borrower obtaining knowledge thereof, give notice to Lender of (i) any Default or Event of Default; (ii) any material casualty, loss or depreciation to any inventory or other property of Borrower or any other force majeure, or any litigation, investigation or other proceeding against or involving Borrower the result of any of which might have a Material Adverse Effect; (iii) any litigation, investigation, other proceeding or dispute affecting Borrower (A) which relates, in whole or in part, to any of the transactions contemplated by any of the Loan Documents, (B) which involves an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000), or (C) which may exist between Borrower and any governmental body; (iv) any Reportable Event in respect of any Plan or any other event or change in a Plan which might have a Material Adverse Effect or (v) any release of any Hazardous Materials at any location owned or leased by Borrower or any investigation or proceeding by any governmental body alleging or relating to the violation by Borrower of any environmental law or regulation. Borrower will furnish to Lender from time to time all information which Lender shall reasonably request with respect to the status of any litigation, investigation, other proceeding or dispute to which Borrower is a party.

        4.7. DEPOSIT ACCOUNTS. Borrower shall maintain with Lender deposit accounts or accounts to be used as its principal depository and operating account(s) and utilize the cash management services of Lender to be provided by Lender at competitive rates.

        4.8. NOTICE OF ACQUISITIONS. Borrower shall provide Lender with prior written notice of any acquisition of substantially all of the assets or stock of another Person or Persons using the proceeds of the Revolving Credit Loans, together with pro forma financial information that reasonably demonstrates that after making the proposed acquisition the Borrower will remain in compliance with the financial covenants set forth in Section 5.5 (an "Authorized Acquisition").

                         ARTICLE 5. - NEGATIVE COVENANTS

        Borrower covenants and agrees that, so long as the Revolving Credit Commitment and Letter of Credit Commitment remains in effect, the Revolving Credit Note remains outstanding and unpaid, in whole or in part, or any other amount is owing Lender hereunder, Borrower will not, directly or indirectly, and Borrower will not permit any of its Subsidiaries to:

        5.1. INDEBTEDNESS. Create, incur, assume or allow to exist any Indebtedness, except:

                (a) LOAN DOCUMENT INDEBTEDNESS. Indebtedness evidenced by the Notes and any other Indebtedness owing to or held by Lender arising under any of the Loan Documents;

                (b) DISCLOSED INDEBTEDNESS. Indebtedness of Borrower existing on the Initial Borrowing Date and disclosed in the Disclosure Schedule; PROVIDED, HOWEVER, that none of such Indebtedness shall be renewed, extended or otherwise modified in any material respect; PROVIDED,

FURTHER, that such Indebtedness may be extended by Borrower on substantially the same terms and conditions;

                (c) UNSECURED CURRENT LIABILITIES. Unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business which are not evidenced by notes or instruments and which are not more than sixty (60) days overdue from the original due dates thereof (unless and to the extent only that any such liability is contested by Borrower in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto in accordance with GAAP);

                (d) CAPITAL LEASES. Capital Leases incurred by Borrower for the lease of Capital Equipment (and Borrower agrees to furnish copies of the documentation for its outstanding Capital Leases to Lender upon reasonable request);

                (e) INTERCOMPANY OBLIGATIONS. Indebtedness of any wholly owned Subsidiary to Borrower;

                (f) APPEALED JUDGMENTS. Judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied or in respect of which Borrower shall at all times be prosecuting an appeal in good faith and a stay of execution has been obtained pending appeal;

                (g) PRODUCT WARRANTIES. Product warranties issued in the order any course of Borrower's business;

                (h) AUTHORIZED ACQUISITIONS INDEBTEDNESS. Indebtedness assumed after the date of this Agreement in connection with Authorized Acquisitions provided that Borrower agrees to use its commercially reasonable efforts to cause all such Indebtedness to be refinanced by the Lender in connection with the Authorized Acquisition and, in any event, such Indebtedness (other than Permitted Acquisition Indebtedness) shall be repaid on or before ninety (90) days following the closing thereof and, unless the Lender otherwise agrees in writing, Permitted Acquisition Indebtedness. For purposes hereof, Permitted Acquisition Indebtedness shall mean existing Indebtedness to be assumed by the Borrower or any Subsidiary of Borrower in connection with Authorized Acquisitions in respect of specific items of Capital Equipment (including Capital Lease Obligations) or specific parcels of real property but Permitted Acquisition Indebtedness shall not include unsecured Indebtedness and Indebtedness secured by "all assets" Liens or Liens on accounts receivable, inventory and/or general intangibles acquired by Borrower or any Subsidiary of Borrower; and;

                (i) APPROVED INDEBTEDNESS. Indebtedness for borrowed money incurred after the Initial Borrowing Date with prior notice to and the written consent of Lender.

        5.2. CONTINGENT LIABILITIES. Except for Contingent Liabilities existing on the Initial Borrowing Date and disclosed on the Financial Statements or Disclosure Schedule, create, incur, assume or allow to exist any Contingent Liabilities.

        5.3. LIMITATION ON LIENS. Create, incur, assume or allow to exist, any Lien upon any of its property, income or profits, whether now owned or held or hereafter acquired, including attachment, levy, garnishment or other judicial process relating to such property, except:

                (a) TAXES. Liens for taxes not yet due.

                (b) CARRIER'S; WAREHOUSEMEN'S; MECHANICS' ETC. Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, workmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not yet due.

                (c) SOCIAL SECURITY. Pledges, deposits in connection with workers' compensation, unemployment insurance and other social security legislation made in the ordinary course of business;

                (d) EASEMENTS, RESTRICTIONS, ETC. Easements, rights of way, covenants, consents, reservations, encroachments, variations, and other restrictions of record, with respect to Borrower's real property which do not interfere materially with the conduct of Borrower's businesses, and do not detract materially from the value of such property or impair Borrower's use thereof;

                (e) CAPITAL LEASES. Liens incurred in respect of Capital Leases or operating leases permitted under Section 5.1(d); PROVIDED HOWEVER, that the Lien granted in respect of any Capital Lease or operating lease shall only cover the Capital Equipment subject to such lease and secure the Indebtedness incurred in respect of the purchase thereof and so long as such Indebtedness is only secured by such Lien;

                (f) DISCLOSED LIENS. Liens existing on the Initial Borrowing Date, disclosed in the Disclosure Schedule; and

                (g) AUTHORIZED ACQUISITIONS. Liens securing Permitted Acquisition Indebtedness permitted under Section 5.2(h) in respect of (i) specific items of Capital Equipment (including Capital Lease Obligations) or specific parcels of real property acquired by Borrower in connection with an Authorized Acquisition or (ii) Liens on substantially all the assets or on the accounts receivable, inventory and/or general intangibles of a Person or Persons to be acquired in connection with an Authorized Acquisition provided that any such Person or Persons become a Subsidiary of Borrower as a result of the Authorized Acquisition (so that the Liens do not attach to any of the assets of the Borrower) and the Indebtedness securing such Liens is repaid and such Liens are released on or before ninety (90) days following the closing of the Authorized Acquisition.

        5.4. PROHIBITION OF FUNDAMENTAL CHANGES. (a) Enter into any transaction of merger or consolidation or amalgamation unless as a result of such transaction Borrower is the surviving corporation; (b) liquidate, wind-up or dissolve itself (or allow any such liquidation or dissolution); (c) convey, sell, issue, exchange, lease, assign, transfer or otherwise dispose of all or any material portion of its business or property (other than sales of inventory in the ordinary course of business and obsolete equipment or equipment no longer used or useful in the business of Borrower (but not equipment securing Equipment Loans); (d) make any Investment in or purchase, lease or otherwise acquire all or any material portion of the business or property of any other Person except in connection with an Authorized Acquisition; (e) make any Investment in or loan or other advances of money to any Person, except for (i) loans and advances (1) for salary, travel advances, advances against commissions and similar advances in the ordinary course of business, (2) to Borrower's wholly owned Subsidiaries and branches existing on the Initial Borrowing Date in accordance with Borrower's past practices and (3) to wholly owned Subsidiaries of Borrower incorporated and branches of Borrower organized after the Initial Borrowing Date, in an aggregate amount not to exceed $1,000,000 at any time and (ii) Investments in Cash Equivalents, to any Person; (f) change its name or the location of its chief executive office except on ten (10) Business Days prior written notice to Lender; or (g) Investments in wholly owned Subsidiaries of Borrower that are created for the purpose of becoming partners in joint ventures established by Borrower in an aggregate amount not to exceed $1,000,000.

        5.5.    FINANCIAL MEASUREMENTS.

                (a) CURRENT RATIO. Allow the ratio of Borrower's Current Assets to Current Liabilities to be less than 1.75 to 1.00 at any time.

                (b) RATIO OF NET WORTH TO SENIOR INDEBTEDNESS. Allow the Net Worth of Borrower at any time to be less than one and one half (1.5) times the outstanding amount of all Senior Indebtedness of Borrower.

                (c) RATIO OF TOTAL LIABILITIES TO NET WORTH. Allow the ratio of
(i) Total Liabilities to (ii) Net Worth of Borrower at any time, to be greater than 1.25 to 1.00.

                (d) DEBT SERVICE COVERAGE RATIO. Allow the ratio of (i) EBITDA of Borrower minus unfinanced Capital Expenditures minus Dividends and Distributions, to (ii) Borrower's interest expense plus Current Maturities of Long Term Debt, calculated retrospectively for the period of the immediately preceding four fiscal quarters, to be less than 1.20 to 1.00 on the last day of any fiscal quarter, provided that for purposes of determining the Debt Service Coverage Ratio unfinanced Capital Expenditures shall not be deducted from the numerator of the ratio until such time as Loans are outstanding under this Agreement..

        5.6. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any agreement or transaction with any Affiliate, except in the ordinary course and pursuant to reasonable requirements of Borrower's business and upon fair and reasonable terms and conditions which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower.

        5.7. NEGATIVE PLEDGE. Except as set forth in the Disclosure Schedule or pursuant to the Liens permitted under Section 5.3(e), directly or indirectly, enter into any agreement, indenture, or other instrument which prohibits the creation, incurrence or allowance to exist of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or conveyance upon any of Borrower's property.

                        ARTICLE 6. - CONDITIONS PRECEDENT

        6.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Lender to make any Revolving Credit Loan and issue Letters of Credit on the Initial Borrowing Date is subject to the satisfaction of the condition precedent that Lender shall have received on or before such date, the following items in form and substance satisfactory to Lender and its counsel executed where appropriate by a duly authorized officer of Borrower.

LOAN DOCUMENTS:

                (a) CREDIT AGREEMENT. This Agreement;

                (b) REVOLVING CREDIT NOTE. The Revolving Credit Note;

                (c) COMPLIANCE CERTIFICATE. A Compliance Certificate;

CORPORATE DOCUMENTS:

                (d) CORPORATE RESOLUTIONS. Copies of resolutions of the Board of Directors (and, if necessary, the Stockholders) of Borrower, authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, and the transactions contemplated thereby, certified as of the Initial Borrowing Date by the Secretary or Assistant Secretary of Borrower (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date);

                (e) CORPORATE INCUMBENCY CERTIFICATE. Certificate of the Secretary or Assistant Secretary of Borrower, dated as of the Initial Borrowing Date, certifying the names and titles of the officers authorized to execute the Loan Documents to which Borrower is a party and any other documents related to any thereof, together with specimen signatures of such officers;

                (f) CHARTER DOCUMENTS. Copies of (i) the charter documents and all amendments thereto of Borrower, currently certified by the relevant governmental filing authority, and (ii) the By-Laws of Borrower certified as of the Initial Borrowing Date by the Secretary or Assistant Secretary of the Borrower;

                (g) LEGAL GOOD STANDING CERTIFICATES. For Borrower, a certificate of legal existence and good standing issued by the Secretary of State of the State of Delaware, and a certificate of foreign qualification and good standing issued by the Secretary of State of each state of foreign qualification or authorization, all of which shall be dated currently;

                (h) TAX GOOD STANDING CERTIFICATES. For Borrower, a certificate of good tax standing currently dated from each jurisdiction in which such party is obliged to file tax returns and pay taxes (or, to the extent any such certificates are unobtainable, because it is not the practice of the taxing authority to issue such certificate, or because of time delays in the issuance of such certificate attributable to such taxing authority, a letter from Borrower's chief financial officer setting forth the nature of the tax obligation and the relevant jurisdiction, and certifying that all required returns have been duly filed and all required taxes shown thereon paid;

MISCELLANEOUS DOCUMENTS:

                (i) LEGAL OPINION. A written opinion of counsel for Borrower in form and content satisfactory to Lender, dated the Initial Borrowing Date, addressed to Lender and covering such matters related to the Borrower and the transactions contemplated hereby as Lender may request;

                (j) LIEN SEARCH. Search reports certified by a party acceptable to Lender, dated a date reasonably close to the Initial Borrowing Date, confirming the absence of any security interests, tax liens or other Liens made against Borrower, or any of its assets, wherever located;

                (k) CONSENTS. Copies of all consents or approvals of any Person that may be required in connection with the transactions contemplated by the Loan Documents;

                (l) FEES. Payment of the estimated fees and disbursements of Lender's counsel in connection with the Loan Documents and the transactions contemplated hereby; and

                (m) CASUALTY AND LIABILITY INSURANCE. Certificates of insurance or cover notes in respect of insurance required by the provisions of Section 4.4 of this Agreement;

                (n) HANCOCK MORTGAGE DOCUMENTS. A satisfactory review by Lender and its counsel of the Hancock Mortgage Documents and a Certificate of the Chief Executive Officer or Chief Financial Officer of Borrower relating to the Hancock Mortgage Documents and confirming that no defaults or events of default have occurred thereunder; and

                (o) DISBURSEMENT INSTRUCTIONS. The Borrower's instructions for wire transfer of the proceeds of its initial borrowing.

        6.2. CONDITIONS OF ALL REVOLVING CREDIT LOANS AND LETTERS OF CREDIT. The Lender's obligation to make any Revolving Credit Loan and to issue Standard Letters of Credit is subject to the fulfillment of the following additional conditions precedent:

                (a) REPRESENTATIONS. The representations and warranties made by any party to any Loan Document (other than Lender) in any Loan Document or in any certificate, document or financial or other statement furnished at any time under or in connection therewith shall be true and correct in all material respects on and as of the Borrowing Date for such Loan as if made on and as of such date;

                (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date for such Loan either before or after giving effect to the Loan made on such date;

                (c) CREDIT LIMIT COMPLIANCE. The aggregate unpaid principal amount of the Revolving Credit Loans and Letters of Credit outstanding on any Borrowing Date shall not exceed the Revolving Credit Limit on such date;

                (d) ADDITIONAL MATTERS. Lender shall have received such other documents, statements, certificates, information and evidence including a Compliance Certificate as Lender may reasonably request. All documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and content to Lender and its counsel, and all actions required to be taken on or before the Borrowing Date for such Loan shall have been taken.

Each request for a Revolving Credit Loan by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such request or application that the conditions contained in paragraphs (a) through (c) of this
Section 6.2 have been satisfied.

                         ARTICLE 7. - EVENTS OF DEFAULT

        7.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default:

                (a) FAILURE OF PAYMENT. If Borrower fails to pay any principal or other amount due, under this Agreement or with respect to any Loan on the date due (whether on a scheduled payment date or otherwise) and in the manner provided herein or if Borrower fails to pay any interest with respect to any Loan within two (2) days of the date due and in the manner provided herein;

                (b) MISSTATEMENTS. If any representation, warranty or other statement made herein or in any other Loan Document or otherwise in writing by or on behalf of Borrower in connection herewith proves to be or to have been incorrect or misleading in any material respect as of the date at which it is made or deemed to be made;

                (c) PERFORMANCE OF OTHER COVENANTS. If Borrower defaults in the due performance or observance of (i) any covenant contained in Sections 4.1(a), 4.1(b), 4.1(d), or, 5.1 through and including 5.5 or (ii) any other covenant, condition or provision to be performed or observed by it under any of the Loan Documents (other than a covenant default the performance or observance of which is dealt with specifically elsewhere in this Section 7.1) and the breach of such other provision is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

                (d) OTHER OBLIGATIONS. If Borrower defaults, which default continues after any applicable grace or cure period, in any payment of principal of or interest on any Indebtedness for borrowed money in excess of $500,000 including, without limitation, the Indebtedness of Borrower owing to Hancock or any other default occurs with respect to any Indebtedness for borrowed money giving the holder thereof the right to accelerate the payment thereof or require such Indebtedness to be paid before its stated maturity or before any regularly scheduled date of prepayment; provided, however, that the failure of Borrower to pay any amount due under any Capital Lease or obligation for the deferred purchase price of property or services shall not be deemed an Event of Default hereunder so long as Borrower is contesting such payment in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto in conformity with GAAP);

                (e) JUDGMENTS. If Borrower permits any judgment against it in excess of $500,000 to remain undischarged for a period of more than thirty (30) days unless during such period such judgment is effectively stayed or bonded, on appeal or otherwise;

                (f) LEVY, ATTACHMENTS. If any levy in excess of $500,000 (not discharged within thirty (30) days), seizure, attachment, execution or similar process shall be issued on any of the Borrower's cash, accounts or any material property;

                (g) VOLUNTARY BANKRUPTCY. If Borrower (a) commences a voluntary case under the Bankruptcy Code (as now or hereafter in effect); or (b) files a petition or commences any case, proceeding, or action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or (c) takes any action indicating its consent to, approval of, or acquiescence in, any such case, proceeding or other action; or (d) applies for a receiver, trustee or custodian of it or for all or a substantial part of its property; or (e) makes an assignment for the benefit of creditors; or (f) is unable to pay its debts as they mature or admits in writing such inability; or
(g) is adjudicated insolvent or bankrupt;

                (h) INVOLUNTARY BANKRUPTCY. (a) If there is commenced against Borrower (i) an involuntary case under the Bankruptcy Code (as now or hereafter in effect); or (ii) any case or proceeding or any other action in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any other bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or seeking appointment of a receiver, trustee or custodian of Borrower or for all or a substantial part of its property, and any of the foregoing cases, proceedings, or actions is not dismissed within sixty
(60) days; or (b) if an order, judgment or decree approving any of the foregoing is entered or a warrant of attachment, execution or similar process against any substantial part of the property of

Borrower is issued, and such order, judgment, decree, warrant, execution or similar process is not vacated or stayed within sixty (60) days; or (c) if an order for relief under the Bankruptcy Code (as now or hereafter in effect) is entered against Borrower; or

                (i) CRIMINAL PROCEEDINGS. If there is an indictment of Borrower under any criminal statute, or commencement of criminal proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any property of Borrower with a fair market value in excess of $500,000; or

                (j) NO CHANGE IN CONTROL OF BORROWER. Any change in control of Borrower such that a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) that is not as of the date of this Agreement the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 5% or more of the total voting power of all classes of stock outstanding of Borrower entitled to vote in the election of directors of Borrowers becomes the beneficial owner of 34% or more of such stock; provided that so long as such Change in Control is not reasonably likely to constitute a Material Adverse Change, Borrower shall have forty-five (45) days from the date of occurrence of any such Change in Control to effect a cure thereof reasonably satisfactory to the Lender.

        7.2. LENDER'S REMEDIES. Upon the occurrence of any such Event of Default, Lender may, at Lender's option, immediately exercise one or more of the following rights: (a) declare all obligations of Lender to Borrower, including, without limitation, the Revolving Credit Commitment, and Letter of Credit Commitment to be terminated, whereupon such commitments shall immediately terminate; and (b) declare all obligations of Borrower to Lender, including, without limitation, the Loans and all other amounts owing under this Agreement, the Revolving Credit Note and the Letters of Credit to be immediately due and payable, whereupon they shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; PROVIDED, however, that upon the occurrence of any such Event of Default specified in Sections 7.1(g) or 7.1(h) (a) the Revolving Credit Commitment and Letter of Credit Commitment shall immediately terminate; and (b) all obligations of Borrower to Lender, including, without limitation, all Revolving Credit Loans, Letters of Credit and all other amounts owing under this Agreement, the Revolving Credit Note and the Letters of Credit shall immediately become due and payable without presentment, further demand, protest or notice of any kind, all of which are hereby expressly waived.

        7.3. CROSS DEFAULT. It is agreed by Borrower that any Event of Default under this Agreement will constitute an event of default under all of the Loan Documents and all other agreements and evidences of Indebtedness between Borrower and Lender, whether now existing or hereafter executed and whether or not such is an event of default therein.

        7.4. SETOFF. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, (a) upon and during the continuance of an Event of Default pursuant to Section 7.1(a), or (b) upon the Lender electing to accelerate the Obligations pursuant to Section 7.2, or (c) at any time, whether or not an Event of Default has occurred and is continuing, in the event of any attachment, trustee process, garnishment, or other levy or lien is, or is sought to be imposed, on any cash or deposit and investment accounts of Borrower, and without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, and regardless of the adequacy of any collateral, to set off and apply against any indebtedness, whether matured or unmatured, of Borrower to Lender, any amount owing or otherwise available under any applicable agreement or contract (including without limitation all deposits maintained at Lender, whether general or special, time or demand, provisional or final, joint or otherwise but excluding payroll accounts) from Lender to Borrower, and such right of setoff may be exercised by Lender against Borrower or against any bankruptcy trustee, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such Person.

                           ARTICLE 8. - MISCELLANEOUS

        8.1. NOTICES. Except as otherwise specified herein, all notices to or upon the parties hereto shall be in writing (including teletransmissions), shall be given or made to the party to which such notice is required or permitted to be given or made under this Agreement at the address or telex or telecopier number set forth below or at such other address or telex or telecopier number as any party hereto may hereafter specify to the others in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt, if teletransmitted or delivered by hand, or three (3) Business Days after mailing, and all mailed notices shall be by registered or certified mail, postage prepaid:

                IF TO BORROWER TO

                BTU International, Inc.
                23 Esquire Road
                North Billerica, MA 01862
                Attention:  President
                (Facsimile No. (508) 667-3377)

                WITH A COPY TO

                Peter H. Dodson, Esq.
                Ropes & Gray
                One International Place
                Boston, MA 02110
                (Facsimile No. (617) 951-7050)

                IF TO LENDER TO

                USTRUST
                30 Court Street
                Boston, MA  02108
                Attention:  John Bukala, Vice President

                (Facsimile No. (617) 932-2849)

                WITH A COPY TO

                Jeffery L. Keffer, Esquire
                Brown, Rudnick, Freed & Gesmer
                One Financial Center
                Boston, MA  02111

                (Facsimile No. (617) 856-8201)

        8.2. NO WAIVER OF RIGHTS. No failure to exercise nor any delay in exercising, on the part of Lender, any right, remedy, power or privilege under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege operate as a waiver of any further or complete exercise thereof. No waiver shall be effective unless in writing. No waiver or condonation of any breach on one occasion shall be deemed a waiver or condonation on any other occasion.

        8.3. CUMULATIVE REMEDIES. Each of the Loan Documents and the obligations of Borrower thereunder are in addition to and not in substitution for any other obligations or security interests now or hereafter held by Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies, powers, or privileges of Lender in respect of any obligation or other security interest held by it for the fulfillment thereof. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any other rights or remedies provided by law.

        8.4. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and all future holders of the Notes, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender. Borrower acknowledges that Lender may, from time to time, sell participation interests in the Loans and Borrower's other obligations hereunder, to third parties, on such terms and conditions as Lender may determine, and Borrower specifically consents thereto; provided that so long as no Event of Default has occurred and is continuing, Lender shall retain at least a majority interest in the Loans; and provided further that Lender may from time to time at any time pledge the Loans to federal government agencies in accordance with applicable banking laws and regulations. Lender may also from time to time assign its rights and delegate its obligations, including its obligation to make part or all of the Loans or grant part or all of any other financial accommodation under this Agreement, in which event Borrower shall only have recourse to the assignee for the performance of Lender's obligations that have been so delegated. For these purposes Lender may disclose to an intended or actual participant or assignee all or any information supplied to Lender by or on behalf of Borrower.

        8.5. GOVERNING LAW. This Agreement, the Notes and other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.

        8.6.    SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

                (a) For purposes of any action or proceeding involving the Loan Documents or any other agreement or document referred to therein, Borrower hereby submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by Personal service, PROVIDED a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule).

                (b) THE BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) (i) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT OR ANY OTHER AGREEMENT OR DOCUMENT REFERRED TO HEREIN OR THEREIN AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY; and (ii) ANY RIGHT TO CONTEST THE APPROPRIATENESS OF ANY ACTION BROUGHT WITHIN THE JURISDICTION MENTIONED IN PARAGRAPH (a) OF THIS SECTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS.

        8.7. COMPLETE AGREEMENT, AMENDMENTS. This Agreement, together with the Notes and other Loan Documents contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter. This Agreement may only be amended, modified, waived, discharged or terminated by a writing signed by the party to be charged with such amendment, modification, waiver, discharge or termination.

        8.8. EXPENSES. The Borrower shall pay on demand, regardless of whether any Default or Event of Default has occurred or whether any proceeding to enforce any Loan Document has been commenced, all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel to Lender) incurred by Lender in connection with (a) the negotiation, preparation, administration, filing or recording of the Loan Documents, and any future requests for amendments or waivers of the Loan Documents (whether or not the transactions contemplated thereby shall be consummated), (b) the collection of the Loans and any and all other obligations of Borrower to Lender whether now existing or hereafter arising, or with the preservation, exercise or enforcement of Lender's rights and remedies under or in connection with the Loan Documents, including, without limitation, any and all expenses incurred by Lender in or in connection with any case commenced by or against Borrower under the Bankruptcy Code, and (c) any claim or liability for any stamp, excise or other similar taxes and any penalties or interest with respect thereto that may be levied, collected, withheld or assessed by any jurisdiction in connection with the execution and delivery of the Loan Documents or any modification thereof. This covenant shall survive payment of the Loans and termination of this

Agreement. Borrower hereby authorizes Lender to make Loans to pay any amount owed by Borrower under this Section if Borrower fails to pay such amount promptly after demand.

        8.9. INDEMNIFICATION. Borrower agrees to indemnify and hold Lender harmless from and against any and all loss, liability, obligations, damages, penalties, judgments, actions, claims, costs and expenses (including, without limitation, attorneys' fees and disbursements) now or in the future incurred by or asserted against Lender by any Person arising out of or in connection with any past, present, or future action or inaction by Lender or Borrower in connection with any Loan Document, or any transaction contemplated thereby, except any action or inaction arising out of Lender's gross negligence or willful misconduct.

        8.10. CHANGE IN LAWS. If while any Loan is outstanding, any law, executive order or regulation is enforced, adopted or interpreted which is applicable generally to national bank associations in the United States of America so as to affect any of Borrower's obligations or the compensation to Lender in respect of any Eurodollar Loan or the cost to Lender of making any Eurodollar Loan, Lender shall notify Borrower thereof in writing and Borrower shall, promptly upon Lender's request, reimburse or indemnify Lender, with respect thereto so that Lender shall be in the same position as if there had been no such enforcement, adoption or interpretation. The foregoing agreement of Borrower to reimburse or indemnify Lender shall apply in (but shall not be limited to) the case of an imposition of or change in reserve, capital maintenance or other similar requirements or in United States interest equalization taxes or other excise or similar taxes or monetary restraints, except a change in tax on the net income of Lender.

        8.11. SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of Loans and the execution and delivery to Lender of the Notes and shall continue in full force and effect so long as the Notes is outstanding and unpaid or this Agreement remains in effect. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Lender, other than the obligation to pay principal of and interest on Loans, shall survive the payment in full of Loans, the Revolving Credit Note and Letters of Credit and termination of this Agreement.

        8.12. SEVERABILITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.13. DESCRIPTIVE HEADINGS. The Table of Contents and the captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

        8.14. COUNTERPARTS. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their respective duly authorized officers as of the date first written above.

WITNESS:                                      BTU INTERNATIONAL, INC.


____________________________                  By: ____________________________
                                                     Name:
                                                     Title:


                                              USTRUST


_____________________________                 By: ____________________________
                                                     Name:
                                                     Title:

                                   SCHEDULE I

                                   DEFINITIONS


        "AFFILIATE" - as to any Person (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any other Person who is an officer or director of such Person, or (c) any Person described in clause (a) above (other than any Subsidiary all of the capital stock of which is owned by Borrower).

        "AUTHORIZED ACQUISITION" - has the meaning given such term in Section
4.8 hereof.

        "BANKRUPTCY CODE" - The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss.101, ET SEQ.

        "BASE RATE" - for any day the rate on such day announced by Lender as its Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer.

        "BASE RATE REVOLVING CREDIT LOAN" - a Revolving Credit Loan bearing interest at the Base Rate.

        "BORROWING DATE" - the Business Day on which any Loan is made.

        "BUSINESS DAY" - any day on which commercial banks are open for domestic and international business, including dealing in dollar deposits in Boston, Massachusetts, and if the applicable Business Day relates to a Eurodollar Loan, any London Banking Day.

        "CAPITAL EQUIPMENT" - equipment that in accordance with GAAP is required or permitted to be depreciated or amortized on Borrower's balance sheet.

        "CAPITAL EXPENDITURES" - for any period, the sum of (i) all expenditures that, in accordance with GAAP, are required to be included in land, property, plant or equipment or similar fixed asset account (whether involving real or personal property) and (ii) Capital Lease Obligations incurred during such period (excluding renewals of Capital Leases).

        "CAPITAL LEASE" - any capital lease, conditional sales contract or other title retention agreement relating to the acquisition of Capital Equipment.

        "CAPITAL LEASE OBLIGATIONS" - the aggregate capitalized amount of the obligations of Borrower under all Capital Leases.

        "CASH EQUIVALENTS" - (a) securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured as to payment of principal and interest by the United States or any agency thereof, (b) certificates of deposit with maturities of 365 days or less from the date of acquisition issued by Lender or any domestic commercial bank having capital and surplus reasonably acceptable to Lender and (c) commercial paper of a domestic issuer rated at least either A-2 by Standard & Poor's or B-2 by Moody's Investors Service with maturities of 180 days or less from the date of acquisition.

        "COBRA" - the Consolidated Omnibus Budget Reconciliatory Act of 1985, as amended, including the sections of the IRC affected by it and all regulations promulgated under such Act or the IRC.

        "COLLATERAL" - has the meaning given such term in the Security
Agreement.

        "COMMITMENT PERIOD" - the period from and including the Initial Borrowing Date to and including the Termination Date.

        "COMMONLY CONTROLLED ENTITY" - an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or (c) of the IRC.

        "COMPLIANCE CERTIFICATE" - a compliance certificate in the form of EXHIBIT B, duly completed and executed by the President or chief financial officer of Borrower, certifying, as of any date, that the conditions set forth in Section 6.2 to the making of Revolving Credit Loans and the issuance of Letters of Credit have been satisfied.

        "CONTINGENT LIABILITY" - any obligation of Borrower guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly; PROVIDED, HOWEVER, that the term Contingent Liability shall not include endorsements of negotiable instruments in the ordinary course of business, product warranties issued in ordinary course of business, and Borrower's guaranties of its wholly owned Subsidiaries' obligations for leases and equipment purchases incurred in the ordinary course of business.

        "CREDIT COMMITMENTS" - the Revolving Credit Commitment and Letter of Credit Commitment.

        "CURRENT ASSETS" - current assets, as determined in accordance with GAAP.

        "CURRENT LIABILITIES" - current liabilities, as determined in accordance with GAAP.

        "CURRENT MATURITIES OF LONG TERM DEBT" - the current maturity of long term Indebtedness paid during the applicable period including, but not limited to, amounts required to be paid during such period under Capital Leases.

        "DEFAULT" - any event specified in Article 7, whether or not any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

        "DIVIDENDS" means, for any applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends (exclusive of dividends payable solely in capital stock of Borrower), distributions or owner withdrawals with respect to Borrower's shares of capital stock, whether now or hereafter outstanding and includes any purchase, redemption or other retirement of any shares of the Borrower's stock, directly or indirectly.

        "DOLLARS" and "$" - lawful money of the United States. Any reference to payment means payment in immediately available Dollar funds.

        "EBITDA" - for any period, Borrower's Earnings before the payment of interest and income tax plus depreciation and amortization, all as determined in accordance with GAAP provided that any one time charges and write-offs resulting from an Authorized Acquisition shall be excluded from such calculation.

        "ERISA" - the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated under such Act.

        "EARNINGS" - for any period, the net income from continuing operations (or deficit) of the Borrower determined in accordance with GAAP excluding all extraordinary and nonrecurring gains. Any gain realized by Borrower from the sale or other disposition of BTI or Borrower's Investment in BTI shall not be included in the calculation of Earnings.

        "EURODOLLAR LOAN NOTICE" - Borrower's notice given pursuant to Section
2.3 that Borrower elects to borrow a Revolving Credit Loan and pay interest at the applicable Eurodollar Rate thereon or convert an outstanding Revolving Credit Loan to a Eurodollar Loan and specifying the applicable Interest Period therefor.

        "EURODOLLAR LOANS" - Revolving Credit Loans bearing interest at the Eurodollar Rate.

        "EURODOLLAR RATE" - the LIBOR Rate plus 125 basis points.

        "EVENT OF DEFAULT" - any event specified in Article 7, PROVIDED that any requirement for the giving of notice or lapse of time or any other condition has been satisfied.

        "FINANCIAL STATEMENTS" - financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared on a consistent basis in accordance with GAAP (except for changes in GAAP with which such accountants concur) and containing balance sheets, statements of income and retained earnings and statements of cash flow. Financial Statements for a fiscal year shall contain an audit report without qualification (except for nonmaterial qualifications) by independent certified public accountants selected by Borrower and acceptable to Lender. Financial Statements for a quarter shall be certified by the chief financial officer of Borrower as prepared in accordance with GAAP except for year-end adjustments and except that such interim statements need not contain footnotes.

        "GAAP" - those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis. As used in the preceding sentence "consistent basis" shall mean that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

        "HANCOCK MORTGAGE DOCUMENTS - the Promissory Note, Loan Agreement, Mortgage and other agreements and instruments between Borrower and John Hancock Mutual Life Insurance Company ("Hancock") in respect of the mortgage loan furnished by Hancock to Borrower which mortgage loan was in the outstanding principal amount of [$6,297,531.31] on [September 30, 1994] as such may be amended, supplemented, or otherwise modified, from time to time.

        "HAZARDOUS MATERIAL" - any hazardous waste, toxic substance hazardous chemical, radioactive material, hazardous material, oil or gasoline, under any applicable federal or state statute, county or municipal law or ordinance, including (without limitation) any substance defined as a "hazardous substance" or "toxic substance" (or comparable term) in the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. 1802), or the Resource Conservation and Recovery Act (42 U.S.C. 6901, ET SEQ.).

        "INDEBTEDNESS" - with respect to any Person, any item that would properly be included as a liability on the liability side of a balance sheet of such Person as of any date as of which Indebtedness is to be determined and includes (but is not limited to) (a) all obligations for borrowed money including all Loans, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, (d) all Capital Lease Obligations and (e) all obligations in respect of advances made or to be made under Letters of Credit issued for such Person's account and in respect of acceptances of drafts drawn by such Person.

        "INITIAL BORROWING DATE" - the first to occur of the date that the first Loan is made or first Letter of Credit is issued under this Agreement.

        "INTELLECTUAL PROPERTY" - shall mean "Intellectual Property," as defined in Section 101(60) of the Bankruptcy Code, now or hereafter owned by Borrower, together with all of the following property now or hereafter owned by Borrower: all domestic and foreign patents and patent applications; inventions, discoveries and improvements, whether or not patentable; trademarks, trademark applications and registrations; service marks, service mark applications and registrations; copyrights, copyright applications and registrations; all licenses therefor; trade secrets and all other proprietary information.

        "INTEREST PERIOD" - (a) with respect to Eurodollar Loans, a one (1), two
(2), three (3), six (6) or twelve (12) calendar month period as selected by Borrower pursuant to this Agreement. Each Interest Period shall commence on the date such Loan is made or the date of a subsequent interest rate election, as the case may be, and shall end on the corresponding date one
(1), two (2), three (3), six (6) or twelve (12) calendar months later, as selected by the Borrower, provided, that:

                (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is the Lender's custom in the inter-bank Eurodollar market to which such Loan relates;

                (ii) each Interest Period which commences before and would otherwise end after April 30, 2002, shall end on April 30, 2002; and

                (iii) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month.

        (b) with respect to Revolving Credit Loans bearing interest at the Base Rate, successive periods of one day each.

        "INVESTMENT" - any transfers of property to, contribution to capital of, acquisition of stock, other securities or evidences of indebtedness of, acquisition of businesses or acquisition of property of any Person, other than in the ordinary course of business.

        "IRC" - the Internal Revenue Code of 1986, as amended from time to time and including all regulations promulgated thereunder.

        "LETTER OF CREDIT" - a letter of credit issued by Lender pursuant to
Section 2.8 for the account of Borrower.

        "LETTER OF CREDIT COMMITMENT" - the commitment of the Lender to issue Letters of Credit pursuant to Section 2.8 hereof.

        "LIBOR RATE" - the rate quoted by the Lender two (2) Business Days prior to an Interest Period for the offering by prime commercial banks to other prime commercial banks in the interbank Eurodollar market of dollar deposit for a period equal to the Interest Period and in an amount equal to the requested advance. The LIBOR Rate shall be increased by the marginal reserve percentages as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirements for the Lender for Eurodollar deposits having a maturity equal to the Interest Period.

        "LIABILITY" - any liability which the Lender could incur for obligations for the term of a Fixed Rate Equipment Loan selected in an amount equal to such portion or all of the principal amount of the Equipment Loan for which the Fixed Rate is offered and selected. The choice of which Liabilities to use in determining the Fixed Rate shall be made by Lender in its sole and absolute discretion. Lender shall not be obligated to incur the particular Liability on which the Fixed Rate is based, but may do so in its sole and absolute discretion.

        "LIEN" - any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

        "LOAN" - any Revolving Credit Loan.

        "LOAN DOCUMENTS" - this Agreement, the Revolving Credit Note, any application for a Letter of Credit and all other instruments and documents executed in connection with the indebtedness covered hereby and thereby.

        "LONDON BANKING DAY" shall mean any day in which dealings in deposits in Dollars are transacted in the London interbank market.

        "MATERIAL ADVERSE CHANGE" means a material adverse change, as reasonably determined by the Lender, in the property, business, operations, or financial condition, of Borrower and its Subsidiaries (taken as a whole).

        "MATERIAL ADVERSE EFFECT" - means a material adverse effect, as reasonably determined by the Lender, on (a) the property, business, operations, or financial condition, of Borrower and its Subsidiaries (taken as a whole); or
(b) the validity or enforceability of any of the Loan Documents.

        "MULTIEMPLOYER PLAN" - a Plan which is a multiemployer plan as defined in Section 3(37)(A) of ERISA or Section 414(f) of the IRC.

        "NET WORTH" - at any date, in accordance with GAAP (except as otherwise provided below), the (a)(i) shareholders equity of Borrower, plus (ii) additional paid-in-capital, plus or minus (iii) Borrower's cumulative translation adjustment, plus or minus (iv) Borrower's retained Earnings, and less (b) Borrower's treasury stock.

        "PBGC" - the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

        "PERSON" - an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        "PLAN" - any pension plan, as defined in Section 3(2) of ERISA and any welfare plan, as defined in Section 3(1) of ERISA, which is sponsored, maintained or contributed to by Borrower or any Commonly Controlled Entity, or in respect of which Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

        "PERMITTED ACQUISITION INDEBTEDNESS" - has the meaning given such term in Section 5.1(h) hereof.

        "REPORTABLE EVENT" - any of the events set forth in Section 4043(b) of ERISA.

        "REVOLVING CREDIT COMMITMENT" - the commitment by the Lender to make Revolving Credit Loans pursuant to Section 2.1.

        "REVOLVING CREDIT LIMIT" - as of any date, the amount of Fourteen Million Dollars ($14,000,000.00).

        "REVOLVING CREDIT LOAN" - any loan made pursuant to Section 2.1.

        "REVOLVING CREDIT NOTE" - a promissory note of Borrower made to evidence the Revolving Credit Loans, in the form of EXHIBIT A, as it may be amended, supplemented or otherwise modified, from time to time.

        "SENIOR INDEBTEDNESS" - means all Indebtedness for borrowed money including obligations under Letters of Credit of the Borrower and its Subsidiaries excluding the Indebtedness arising under the Hancock Mortgage Documents, Capital Lease Obligations and Permitted Acquisition Indebtedness.

        "SOLVENT" - as to any Person, such Person (i) owns Property the fair market value of which is greater than the amount required to pay all such Liabilities, (ii) owns Property the present fair salable value of which is greater than the amount that will be required to pay the probable liability of such Person on its existing Indebtedness as such becomes absolute and matured,
(iii) is able to pay all its Indebtedness as such Indebtedness matures and (iv) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        "SUBSIDIARY" - with respect to any Person, any corporation, partnership, trust or other organization, whether or not incorporated, the majority of the voting stock or voting rights of which is owned or controlled, directly or indirectly, by such Person.


        "TERMINATION DATE" - the earlier of (a) April 30, 2002, and (b) the date the Lender's commitment to make Loans is terminated pursuant to Section 7.2 of
Article 7.

        "TOTAL LIABILITIES" - with respect to the Borrower shall mean all Indebtedness of the Borrower.

        "TREASURY RATE" - as of the date of any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Lender) in the case of a prepayment the amount prepaid and with a maturity closest to the original maturity of the Equipment Loan which is prepaid in whole or in part.

        "TITLE IV PLAN" - any Plan that is covered by Title IV of ERISA.

        "UCC" - the Uniform Commercial Code as it may from time to time be in effect in the Commonwealth of Massachusetts.

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$14,000,000.00                                             Boston, Massachusetts
                                                               September 5, 1997

FOR VALUE RECEIVED, the undersigned, BTU International, Inc., a Delaware corporation, with a principal place of business at 23 Esquire Road, North Billerica, Massachusetts 01863 (the "Maker"), hereby promises to pay to the order of USTrust ., a Massachusetts trust company, having an address at 30 Court Street, Boston, Massachusetts 02108 (the "Lender"), the sum of FOURTEEN MILLION AND 00/100 DOLLARS ($14,000,000.00), or so much as may have been advanced to the Maker, as provided under that certain Credit Agreement dated as of September 5, 1997, by and between Maker and Lender, as the same may be amended from time to time (the "Agreement"), together with interest on the unpaid principal amount from time to time outstanding at (i) the Base Rate, or (ii) the Eurodollar Rate, as the Borrower may elect pursuant to the terms of the Agreement. Interest shall be payable in arrears on the first Business Day of each month commencing on the first such date to occur after date hereof. The entire balance of principal, accrued interest, and other fees and charges shall be due and payable on April 30, 2002 except as otherwise provided in the Agreement.

        After maturity (whether by acceleration after default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate in excess of the rate that is otherwise payable, that is two percent (2%) until fully paid. Any payment hereunder not paid within fifteen
(15) days after the date such payment is due shall be subject to a late fee equal to five percent (5%) of the amount overdue.

        "Base Rate" means for any day the rate on such day announced by Lender as its Base Rate. Any change in rate resulting from a change in the Base Rate shall become effective as of the day on which such charge in the Base Rate becomes effective. "Eurodollar Rate" means the LIBOR Rate (as defined in the Agreement) plus 125 basis points.

        "Business Day", means any day on which commercial banks are open for domestic and international business, including dealing on dollar deposits in, Boston, Massachusetts and, if the applicable Business Day relates to a Eurodollar Loan, any London Banking Day. If any day on which a payment on a Revolving Credit Loan is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, unless, with respect to such Revolving Credit Loan, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day.

        Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed, from and including the date of such Revolving Credit Loan to but excluding the date of any repayment. Revolving Credit Loans bearing interest at the Base Rate may be prepaid in whole or in part, without premium or penalty, at any time. Revolving Credit Loans bearing interest at the

Eurodollar Rate may be prepaid only upon payment of any amount due under Section
2.4 of the Agreement.

This Note evidences borrowings under the Agreement and, except as provided in the Agreement, is secured by and entitled to all benefits of the provisions of the Agreement, and other Loan Documents, as defined therein. All capitalized terms not specifically defined herein shall have the same meanings as in the Agreement.

If an Event of Default shall occur, the entire unpaid balance of principal, accrued interest, and any and all other fees and charges may become, or may be declared, immediately due and payable in the manner and with the effect provided in the Credit Agreement.

Maker also agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by the Lender in connection with the negotiation, documentation, administration, and enforcement of this Note and the Loan Documents.

The Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.

This instrument shall be governed by Massachusetts law. For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS. MAKER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Executed as an instrument under seal as of the date first above written.

WITNESS:                                     BTU INTERNATIONAL


______________________                       By: ___________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


        The undersigned hereby certifies pursuant to that certain Credit Agreement (the "Agreement") dated September 5, 1997 between BTU International, Inc. ("Borrower") and USTrust ("Lender"), as follows as of this date. The capitalized terms as used herein shall have the meanings given to them in the Agreement.

        (a). To the best knowledge of the undersigned, the representations and warranties made by Borrower in the Agreement and other Loan Documents and in each certificate, document or financial or other written statement furnished at any time under or in connection therewith, are and remain true and correct in all material respects.

        (b). No Event of Default described in the Agreement has occurred and is continuing.

        (c). There has occurred no Material Adverse Change since December 31, 1996 other than as disclosed to Lender.

        (d). The undersigned represents and warrants to the Lender that the financial covenant calculations shown on the attached Schedule A are true and accurate as of the date hereof.

        Executed as of _________, 1997.


                                             BTU INTERNATIONAL, INC.


                                             -----------------------------------
                                             Name:
                                             Title: Chief Financial Officer

                                   SCHEDULE A


Section 5.5(a)      Current Ratio                   Actual: __________________
                                                    Minimum: 1.75:1.00

                    Compliance                      Yes _____  No _____


Section 5.5         Ratio of Net Worth              Actual: __________________
                    to Senior Indebtedness          Minimum: 1.50:1.00

                    Compliance                      Yes _____  No _____


Section 5.5(c)      Ratio of Total Liabilities      Actual: __________________
                    to Net Worth                    Maximum: 1.25:1.00

                    Compliance                      Yes _____  No _____


Section 5.5(d)      Debt Service                    Actual: __________________
                    Coverage Ratio                  Minimum: 1.20:1.00

                    Compliance                      Yes _____  No _____

                              REVOLVING CREDIT NOTE

$14,000,000.00                                             Boston, Massachusetts
                                                               September 5, 1997

FOR VALUE RECEIVED, the undersigned, BTU International, Inc., a Delaware corporation, with a principal place of business at 23 Esquire Road, North Billerica, Massachusetts 01863 (the "Maker"), hereby promises to pay to the order of USTrust ., a Massachusetts trust company, having an address at 30 Court Street, Boston, Massachusetts 02108 (the "Lender"), the sum of FOURTEEN MILLION AND 00/100 DOLLARS ($14,000,000.00), or so much as may have been advanced to the Maker, as provided under that certain Credit Agreement dated as of September 5, 1997, by and between Maker and Lender, as the same may be amended from time to time (the "Agreement"), together with interest on the unpaid principal amount from time to time outstanding at (i) the Base Rate, or (ii) the Eurodollar Rate, as the Borrower may elect pursuant to the terms of the Agreement. Interest shall be payable in arrears on the first Business Day of each month commencing on the first such date to occur after date hereof. The entire balance of principal, accrued interest, and other fees and charges shall be due and payable on April 30, 2002 except as otherwise provided in the Agreement.

     After maturity (whether by acceleration after default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate in excess of the rate that is otherwise payable, that is two percent (2%) until fully paid. Any payment hereunder not paid within fifteen
(15) days after the date such payment is due shall be subject to a late fee equal to five percent (5%) of the amount overdue.

     "Base Rate" means for any day the rate on such day announced by Lender as its Base Rate. Any change in rate resulting from a change in the Base Rate shall become effective as of the day on which such charge in the Base Rate becomes effective. "Eurodollar Rate" means the LIBOR Rate (as defined in the Agreement) plus 125 basis points.

     "Business Day", means any day on which commercial banks are open for domestic and international business, including dealing on dollar deposits in, Boston, Massachusetts and, if the applicable Business Day relates to a Eurodollar Loan, any London Banking Day. If any day on which a payment on a Revolving Credit Loan is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, unless, with respect to such Revolving Credit Loan, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day.

Interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed, from and including the date of such Revolving Credit Loan to but excluding the date of any repayment. Revolving Credit Loans bearing interest at the Base Rate may be prepaid in whole or in part, without premium or penalty, at any time. Revolving Credit Loans bearing interest at the Eurodollar Rate may be prepaid only upon payment of any amount due under Section 2.4 of the Agreement.

This Note evidences borrowings under the Agreement and, except as provided in the Agreement, is secured by and entitled to all benefits of the provisions of the Agreement, and other Loan Documents, as defined therein. All capitalized terms not specifically defined herein shall have the same meanings as in the Agreement.

If an Event of Default shall occur, the entire unpaid balance of principal, accrued interest, and any and all other fees and charges may become, or may be declared, immediately due and payable in the manner and with the effect provided in the Credit Agreement.

Maker also agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by the Lender in connection with the negotiation, documentation, administration, and enforcement of this Note and the Loan Documents.

The Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.

This instrument shall be governed by Massachusetts law. For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the Commonwealth of Massachusetts and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, PROVIDED a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or FORUM NON CONVENIENS. MAKER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Executed as an instrument under seal as of the date first above written.

WITNESS:                                BTU INTERNATIONAL


______________________                  By: ___________________________
                                            Name:
                                            Title:





                                      -2-